Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-183332) pertaining to the 2012 Incentive Compensation Plan of Nationstar Mortgage Holdings Inc. of our report dated March 15, 2013, with respect to the consolidated financial statements of Nationstar Mortgage Holdings Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2012.

/s/ Ernst & Young LLP

Dallas, Texas
March 15, 2013